Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2004, except for Note 16 and Note 17, for which the date is July 28, 2004, relating to the consolidated financial statements of Integris Metals, Inc. and Subsidiary, which appears in the Current Report on Form 8-K of Ryerson Tull, Inc. dated December 23, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Minneapolis, Minnesota

December 23, 2004